EXHIBIT 99.1

NEWS RELEASE

TSX: SCY

            October 18, 2022

NR 22-07

www.scandiummining.com

Scandium International Mining to Present at 1st International Scandium Symposium October 20th, 2022

Reno, Nevada – October 18, 2022 – Scandium International Mining Corp. (TSX: SCY) (the “Company”) is pleased to announce that interim CEO Peter Evensen will be presenting at the 1st International Scandium Symposium on October 20th, 2022 on the Nyngan Scandium Project and its potential role in the developing market for scandium.

The presentation and prepared remarks will be posted to the Company’s website before market open on October 21st.

For further information, please contact:

Harry de Jonge, Controller Tel: 702-703-0178

Peter Evensen, President and CEO Tel: 775-355-9500

Email: info@scandiummining.com